Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
XTL Biopharmaceuticals Ltd.
Rehovot
Israel

We consent to the use of our report dated May 3, 2005, with respect to consolidated statements of operations, changes in shareholders’ equity and cash flows of XTL Biopharmaceuticals Ltd. (A Development Stage Company) and its subsidiary for the period from March 9, 1993 to December 31, 2000, incorporated herein by reference.

/s/ Somekh Chaikin
Somekh Chaikin
Certified Public Accountants (Isr.)
(A member firm of KPMG International)

Tel Aviv, Israel
December 13, 2007